Exhibit 10.10

EXECUTION VERSION

CREDIT AGREEMENT
This CREDIT AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of September 17, 2019 (the “Closing Date”), is entered into by and between AMYRIS, INC., a Delaware corporation (the “Company”), and DSM FINANCE B.V., a Netherlands private company with limited liability (the “Lender”).

RECITALS
A. Subject to the terms and conditions hereof, the Lender has agreed to purchase from the Company, and the Company has agreed to sell to the Lender, secured promissory notes in the form attached hereto as Exhibit A (each, a “Note” and together, the “Notes”) having, for all Notes, an aggregate principal amount of Eight Million Dollars ($8,000,000). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Notes.

AGREEMENT
NOW THEREFORE, in consideration of the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:
1. Purchase and Sale of the Notes.

(a)
The sale and purchase of the Note on the Closing Date (such Note, the “Closing Date Note”) shall take place at such place and time on the Closing Date as the Company and the Lender may determine. On the Closing Date, the Company will deliver to the Lender the Closing Date Note against receipt by the Company of an amount, in immediately available funds, equal to Three Million Dollars ($3,000,000.00). The Closing Date Note will be registered in the Lender’s name in the Company’s records. The cash proceeds of the Closing Date Note will be used by the Company as set forth in the Closing Date Note.

(b)
The sale and purchase of another Note (such Note, the “Second Note”) shall take place at such place and time as the Company and the Lender may determine, but in any event no later than September 24, 2019. On the date of sale and purchase of the Second Note (the “Second Note Purchase Date”), the Company will deliver to the Lender the Second Note against receipt by the Company of an amount, in immediately available funds, equal to Three Million Dollars ($3,000,000.00). The Second Note will be registered in the Lender’s name in the Company’s records. The cash proceeds from the Second Note will be used by the Company as set forth in the Second Note.

(c)
The sale and purchase of another Note (such Note, the “Third Note”) shall take place at such place and time as the Company and the Lender may determine, but in any event no later than September 24, 2019. On the date of sale and purchase of the Third Note (the “Third Note Purchase Date”), the Company will deliver to the Lender the Third Note against receipt by the Company of an amount (the “Third Note Cash Proceeds Amount”), in immediately available funds, equal to (i) Two Million Dollars ($2,000,000.00) less (ii) the Setoff Amount. The Third Note will be registered in the Lender’s name in the Company’s records. The cash proceeds of the Third Note will be used by the Company as set forth in the Third Note.

Exhibit 10.10

2. Representations and Warranties of the Company. The Company represents and warrants to the Lender as of each of the Closing Date, the Second Note Purchase Date and the Third Note Purchase Date that:

(a)
Due Incorporation, Qualification, etc. Each of the Company and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

(b)
Authority. The execution, delivery and performance by the Company of the Loan Documents and the consummation by the Company of the transactions contemplated hereby and thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary corporate actions on the part of the Company.

(c)
Enforceability. Each Loan Document has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except in each case as may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)
Non-Contravention. The execution and delivery by the Company of each Loan Document and the performance and consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of incorporation or bylaws of the Company or any judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound except to the extent such violation, breach or acceleration could not reasonably be expected to result in a Material Adverse Effect; or (iii) other than Liens securing the Obligations, result in the creation or imposition of any Lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties except to the extent such suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(e)
Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person is required in connection with the execution and delivery by the Company of any Loan Document and the performance and consummation by the Company of the transactions contemplated hereby and thereby, except for those already obtained.

(f)
No Violation or Default. None of the Company or any of its Subsidiaries is in violation of or in default with respect to (i) its certificate of incorporation or bylaws or any judgment, order, writ, decree, statute, rule or regulation applicable to such Person; or (ii) any mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result

Exhibit 10.10

in such a violation or default), where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a Material Adverse Effect.

(g)
Tax Returns and Payments. Each of the Company and its Subsidiaries has timely filed all required tax returns and reports, and each of the Company and its Subsidiaries has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by the Company and its Subsidiaries except to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

(h)
Litigation. There are no actions, proceedings or investigations pending or threatened in writing by or against the Company or any of its Subsidiaries except for such actions, proceedings or investigations that (i) individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect and (ii) do not seek to enjoin, directly or indirectly, the execution, delivery or performance by the Company of any Loan Document or the transactions contemplated hereby and thereby.

(i)
Full Disclosure. No written representation, warranty or other statement of the Company in any certificate or written statement given to Lender by the Company in connection with the Loan Documents, as of the date such representation, warranty, or other statement was made, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or written statements not misleading in light of the circumstances under which they were made.

(j)
Properties. Each of the Company and its Subsidiaries owns or leases all such properties, including lands, buildings, machinery and production equipment, as are necessary to the conduct of its operations as presently conducted. Each of the Company and its Subsidiaries has good, marketable and legal title to, or a good, marketable and valid leasehold interest in, all of its material properties and assets, and all such properties are free of any Liens other than (i) as disclosed in the Company’s public filings and (ii) purchase money Liens in connection with leases of machinery or production equipment. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to its properties which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(k)
Labor. No labor problem or dispute with the employees, including management, of the Company or any of its Subsidiaries exists or is threatened or imminent, except as would not have a Material Adverse Effect.

(l)
Commission Filings. Except as set forth on Schedule 2(l), the Company has timely filed (subject to 12b-25 filings with respect to certain periodic filings) all reports, schedules, forms, statements and other documents required to be filed by it with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed with the Commission prior to the date hereof and all financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act

Exhibit 10.10

and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(m)
Other Regulations. None of the Company or its Subsidiaries is subject to regulation under the U.S. Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness.

(n)
No Note Registration. The Company is under no obligation to effect any registration of any Note under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws with respect to any Note or to file for or comply with any exemption from registration.

(o) Intellectual Property.

1.
Schedule 2(o)(1) sets forth, as of the Closing Date, all HMO Intellectual Property that is owned by (or otherwise subject to the rights and interests of) the Company and its Subsidiaries. The Company and its Subsidiaries wholly own all of the HMO Intellectual Property. The Company and its Subsidiaries have good, marketable and legal title to all HMO Intellectual Property (including all properties and assets set forth on Schedule 2(o)(1)), free and clear from all Liens (other than Liens securing the Obligations). No material claim has been asserted in writing or is pending by any person challenging the use of any HMO Intellectual Property of the Company or any of its Subsidiaries or the validity or effectiveness of any such HMO Intellectual Property. The use of the HMO Intellectual Property by the Company and its Subsidiaries does not infringe upon, misappropriate or otherwise violate the rights of any other person.

2.
In addition to the foregoing, (x) the Company and each of its Subsidiaries owns, or is licensed to use, all intellectual property necessary to conduct its business as currently conducted except for such intellectual property the failure of which to own or license would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (y) to the knowledge of the Company, (i) the conduct and operations of the businesses of the Company and each of its Subsidiaries does not infringe, misappropriate, dilute or violate any intellectual property owned by any other Person and (ii) no other Person has contested any right, title or interest of the Company or any of its Subsidiaries in, or relating to, any intellectual property, other than, in each case, as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)
Solvency. On each of the Closing Date, the Second Note Purchase Date and the Third Note Purchase Date, both before and after giving effect to (a) the sale and purchase of the applicable Note on such date, (b) the disbursement of the proceeds of such Note to or as directed by the Company, (c) solely with respect to the Third Note Purchase Date, the consummation of the Setoff Transaction and (d) the payment and accrual of all transaction costs in connection with the foregoing, the Company will not be Insolvent.

Exhibit 10.10

For the purposes of the above clause (p), “Insolvent” means, with respect to any Person as of any date of determination, that, as of such date, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is currently proposed to be conducted.

(q)	Material Adverse Effect. Since December 31, 2017, there has been no Material Adverse Effect or any event or circumstance which would reasonably be expected to result in a Material Adverse Effect.
3. Representations and Warranties of the Lender. The Lender represents and warrants to the Company as of each of the Closing Date, the Second Note Purchase Date and the Third Note Purchase Date that:

(a)
Due Incorporation, Qualification, etc. The Lender (i) is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware; and (ii) has all requisite power to execute and deliver the Loan Documents to which it is a party and to carry out and perform its obligations under the terms thereof.

(b)
Authority. The execution, delivery and performance by the Lender of the Loan Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of the Lender.

(c)
Enforceability. The Lender has full legal capacity, power and authority to execute and deliver the Loan Documents to which it is a party and to perform its obligations hereunder. Each Loan Document to which the Lender is a party is a valid and binding obligation of the Lender, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)
Securities Law Compliance. The Lender is purchasing the applicable Note on such date for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Lender has received or has had full access to all of the information necessary and appropriate to make an informed investment decision. The Lender is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act. The Lender acknowledges that it can bear the economic risk of the investment in such Note.

(e)
Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person is required in connection with the execution and delivery by the Lender of each Loan Document to which it is a party and the performance and consummation by the Lender of the transactions contemplated hereby and thereby, except for those already obtained.

Exhibit 10.10

(f) Non-Contravention. The execution and delivery by the Lender of each Loan Document to which it is a party and the performance and consummation by the Lender of the transactions contemplated hereby and thereby do not and will not (i) violate the organizational documents of the Lender or any judgment, order, writ, decree, statute, rule or regulation applicable to the Lender; or (ii) violate any agreement to which the Company is a party or by which it is bound.
4. Conditions to Obligations of the Lender.

(a)
The Lender’s obligations to purchase the Closing Date Note on the Closing Date hereunder are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Lender:

1.
RebM Obligations. The Lender shall have received evidence satisfactory to the Lender in its sole discretion that one or more Subsidiaries of the Company has repaid in full, in immediately available funds and in order of invoice due date, the RebM Obligations.

2.
Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct as of the Closing Date.

3.	Governmental Approvals and Filings. The Company shall have obtained all governmental approvals required in connection with the sale and issuance of the Closing Date Note.

4.
Legal Requirements. As of the Closing Date, the sale and issuance by the Company, and the purchase by the Lender, of the Closing Date Note shall be legally permitted by all laws and regulations to which the Lender or the Company is subject.

5. Transaction Documents; HMO Intellectual Property Releases.
a. The Company shall have duly executed and delivered to the Lender this Agreement, the Closing Date Note, the Security Agreement and the Patent Security Agreement (as defined in the Security Agreement) in respect of the HMO Patents (the “Closing Date Patent Security Agreement”). A UCC-1 financing statement in respect of the Company in favor of the Lender shall have been filed with the Secretary of State of the State of Delaware. The Closing Date Patent Security Agreement shall have been filed with the United States Patent and Trademark Office.
b. The Company shall have delivered to the Lender termination documents duly executed by all parties thereto that release and terminate all Liens on and security interests in the Collateral that are in existence immediately prior to the closing of the transactions contemplated hereunder on the Closing Date, in each case in form and substance satisfactory to the Lender.

Exhibit 10.10

6.
Lien Perfection. The Lender shall have received evidence satisfactory to it that the Liens granted to the Lender pursuant to the Security Agreement will be first-priority perfected Liens on the Collateral on the Closing Date.

7.	No Event of Default. After giving effect to the sale and issuance of the Closing Date Note, no Event of Default shall exist.

8.
Borrowing Notice. The Company shall have delivered to the Lender a borrowing notice, dated as of the Closing Date, duly executed by a responsible officer of the Company (i) requesting the sale and purchase of the Closing Date Note, (ii) providing wire instructions and (iii) certifying as to the satisfaction, on or prior to the Closing Date, of each of the conditions in this Section 4(a).

9.	Legal Opinion. Fenwick & West LLP, legal counsel to the Company, shall have delivered to the Lender a customary legal opinion in form and substance satisfactory to the Lender.

(b)
The Lender’s obligations to purchase the Second Note on the Second Note Purchase Date are subject to the fulfillment, on or prior to the Second Note Purchase Date, of all of the following conditions, any of which may be waived in whole or in part by the Lender:

1.
Other Obligations. The Lender shall have received evidence satisfactory to the Lender in its sole discretion that one or more Subsidiaries of the Company has repaid, in immediately available funds and in order of invoice due date, the Other Obligations in an amount equal to $3,000,000 within three Business Days of receipt by the Company of the cash proceeds of the Closing Date Note.

2.
Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct as of the Second Note Purchase Date.

3.	Governmental Approvals and Filings. The Company shall have obtained all governmental approvals required in connection with the sale and issuance of the Second Note.

4.
Legal Requirements. As of the Second Note Purchase Date, the sale and issuance by the Company, and the purchase by the Lender, of the Second Note shall be legally permitted by all laws and regulations to which the Lender or the Company is subject.

5.	Transaction Documents. The Company shall have duly executed and delivered to the Lender the Second Note.

6.
Lien Perfection. The Lender shall have received evidence satisfactory to it that the Liens granted to the Lender pursuant to the Security Agreement will be first-priority perfected Liens on the Collateral on the Second Note Purchase Date.

7.	No Event of Default. After giving effect to the sale and issuance of the Second Note, no Event of Default shall exist.

Exhibit 10.10

8.
Borrowing Notice. The Company shall have delivered to the Lender a borrowing notice, dated as of the Second Note Purchase Date, duly executed by a responsible officer of the Company (i) requesting the sale and purchase of the Second Note, (ii) providing wire instructions and (iii) certifying as to the satisfaction, on or prior to the Second Note Purchase Date, of each of the conditions in this Section 4(b).

(c)
The Lender’s obligations to purchase the Third Note on the Third Note Purchase Date are subject to the fulfillment, on or prior to the Third Note Purchase Date, of all of the following conditions, any of which may be waived in whole or in part by the Lender:

1.
Other Obligations. The Lender shall have received evidence satisfactory to the Lender in its sole discretion that one or more Subsidiaries of the Company has repaid, in immediately available funds and in order of invoice due date, the Other Obligations in an amount equal to $6,000,000 (which, for the avoidance of doubt, is inclusive of $3,000,000 repaid pursuant to Section 4(b)(1)) within three Business Days of receipt by the Company of the cash proceeds of the Second Note (or such other time period as the Lender may agree in its sole discretion).

2.
Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct as of the Third Note Purchase Date.

3.	Governmental Approvals and Filings. The Company shall have obtained all governmental approvals required in connection with the sale and issuance of the Third Note.

4.
Legal Requirements. As of the Third Note Purchase Date, the sale and issuance by the Company, and the purchase by the Lender, of the Third Note shall be legally permitted by all laws and regulations to which the Lender or the Company is subject.

5.	Transaction Documents. The Company shall have duly executed and delivered to the Lender the Third Note.

6.
Lien Perfection. The Lender shall have received evidence satisfactory to it that the Liens granted to the Lender pursuant to the Security Agreement will be first-priority perfected Liens on the Collateral on the Third Note Purchase Date.

7.	No Event of Default. After giving effect to the sale and issuance of the Third Note, no Event of Default shall exist.

8.	Setoff. The Setoff Transaction shall have occurred or shall occur substantially concurrently with the issuance and sale of the Third Note.

9.
Borrowing Notice. The Company shall have delivered to the Lender a borrowing notice, dated as of the Third Note Purchase Date, duly executed by a responsible officer of the Company (i) requesting the sale and purchase of the Third Note, (ii) providing wire instructions and (iii) certifying as to the satisfaction, on or prior to the Third Note Purchase Date, of each of the conditions in this Section 4(c).

Exhibit 10.10

10.
Legal Expenses. The Company shall have paid in cash all costs and expenses incurred by, or for the benefit of, the Lender (including all reasonable fees and documented costs and expenses of Latham & Watkins LLP) and requested in writing on or prior to the Third Note Purchase Date in connection with (i) preparing, negotiating and documenting the Loan Documents and (ii) all transactions consummated in connection with the Loan Documents; provided that the amounts payable by the Company under this Section 4(c)(10) shall not exceed $130,000 in the aggregate (collectively, the “Legal Fees Obligation”).

5. Conditions to Obligations of the Company. The Company’s obligations to sell each Note hereunder are subject to the fulfillment, on or prior to the Closing Date, the Second Note Purchase Date and the Third Note Purchase Date, as applicable, of all of the following conditions, any of which may be waived in whole or in part by the Company:

(a)
Representations and Warranties. The representations and warranties made by the Lender in Section 3 hereof shall be true and correct when made, and shall be true and correct as of the Closing Date, the Second Note Purchase Date or the Third Note Purchase Date, as applicable.

(b)	Governmental Approvals and Filings. The Lender shall have obtained all governmental approvals required in connection with the sale and issuance of the applicable Note.

(c)
Legal Requirements. On the Closing Date, the Second Note Purchase Date or the Third Note Purchase Date, as applicable, the sale and issuance by the Company, and the purchase by the Lender, of the applicable Note shall be legally permitted by all laws and regulations to which the Lender or the Company are subject.

(d)
Purchase Price. The Lender shall have delivered to the Company, in immediately available funds, (i) with respect to the Closing Date Note and the Second Note, $3,000,000 and (ii) with respect to the Third Note, the Third Note Cash Proceeds Amount.

6.	Covenant. On or prior to October 31, 2019, the Company shall file its Form 10-K for the fiscal year ended December 31, 2018 with the Commission.

7.	[Reserved.]

8.	Definitions. As used in this Agreement, the following capitalized terms have the following meanings:

“Collateral” has the meaning assigned to such term in the Security Agreement.

“DSM Brazil” means DSM Produtos Nutricionais Brasil S.A.

“Existing DSM Note” means the Note, dated as of December 28, 2017, issued by the Company to the Lender.
“Farnesene Obligations” means obligations owing by the Company and its Affiliates to DSM Nutritional Products AG in the aggregate amount of $400,630.10.
“HMO Intellectual Property” means Intellectual Property (as defined in the Security Agreement).

Exhibit 10.10

“Lien” means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor, licensor or lessor under a conditional sale agreement, license, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.
“Loan Documents” means this Agreement, each Note, the Security Agreement, each borrowing notice delivered pursuant to Section 4, each Copyright Security Agreement, each Patent Security Agreement, each Trademark Security Agreement and all other documents, instruments, certificates, and agreements executed or delivered by the Company in connection with, pursuant to or otherwise contemplated by this Agreement or any other Loan Document, including, without limitation, any security agreements or guaranty agreements from any of the Company’s Subsidiaries to the Lender or any of them with respect to the Obligations.
“Material Adverse Effect” means a material adverse effect, individually or in the aggregate, upon the business, properties, tangible and intangible assets, liabilities, operations, prospects, financial condition or results of operation of the Company or the ability of the Company to perform its obligations under any Loan Document.
“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Lender under this Agreement the Notes and each other Loan Document of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Agreement, the Notes and the other Loan Documents, including all principal, interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.
“Other Obligations” means obligations owing by the Company and its Affiliates to DSM Brazil in respect of various products, including, but not limited to, RebM, Sclareol, Carboys and Bonsucro farnesene, in the aggregate amount of R$25,005,062.00.
“Person” means an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.
“RebM Obligations” means obligations owing by the Company and its Affiliates to DSM Brazil in respect of RebM in the aggregate amount of R$23,054,587.82.
“Security Agreement” means the Security Agreement, dated as of the Closing Date, between the Lender and the Company.
“Setoff Amount” means $1,155,630.10 in respect of (a) all amounts owing by the Company or any of its Affiliates in respect of the Farnesene Obligations on the Third Note Purchase Date, (b) any interest due and payable in respect of the Existing DSM Note as of the Third Note Purchase

Exhibit 10.10

Date and (c) the Legal Fees Obligation, in each case before giving effect to the sale and purchase of the Third Note.
“Setoff Transaction” means the occurrence of the satisfaction in full of obligations owing by the Company and its Affiliates to the Lender and its Affiliates in an amount equal to the Setoff Amount.

9. Miscellaneous.

(a)	Waivers and Amendments. Any provision of the Loan Documents may be amended, waived or modified only upon the written consent of the Company and the Lender.

(b)
Governing Law. This Agreement and the other Loan Documents and all actions arising out of or in connection with this Agreement or any other Loan Document shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York.

(c)
Arbitration. Any dispute, controversy or claim arising out of or relating to any Loan Document or the subject matter hereof or thereof, including, but not limited to, any contractual, pre-contractual or noncontractual rights, obligations or liabilities and any question or dispute regarding the existence, validity, formation, effect, interpretation, performance, breach, termination or invalidity hereof or thereof (a “Dispute”), shall be finally settled by arbitration. Any arbitration initiated in connection with this Section 9(c) shall be conducted by the New York office of the American Arbitration Association (“AAA”) in accordance with AAA Commercial Rules in effect at the time of applying for arbitration (“AAA Rules”), except as the AAA Rules conflict with the provisions of this Section 9(c), in which event the provisions of this Section 9(c) shall control. The arbitration tribunal shall consist of three (3) arbitrators, one (1) to be appointed by the claimant, one (1) to be appointed by the respondent and the two (2) arbitrators so appointed shall jointly appoint the third arbitrator. The tribunal shall decide any dispute submitted by the Parties strictly in accordance with the substantive law of the State of New York and shall not apply any other substantive law. Subject to the agreement of the tribunal, any Dispute(s) which arise subsequent to the commencement of arbitration of any existing Dispute(s) shall be resolved by the tribunal already appointed to hear the existing Dispute(s). The arbitration award shall be final, conclusive and binding on each party as from the date rendered. Judgment upon any arbitration award may be entered and enforced in any court having jurisdiction over a party or any of its assets.

(d)	Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of each Loan Document.

(e)
Successors and Assigns. Subject to the restrictions on transfer described in Section 9(g) below, the rights and obligations of the Company and the Lender hereunder and under each Note shall be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties.

(f)
Registration, Transfer and Replacement of the Notes. Each Note issuable under this Agreement shall be issued in registered form. The Company will keep, at its principal executive office, books for the registration and registration of transfer of each Note. Prior to presentation of a Note for registration of transfer, the Company shall treat the Person in

Exhibit 10.10

whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in a Note, the holder of such Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on such Note so surrendered or, if no interest shall have yet been so paid, dated the date of such Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of such Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as such Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(g)
Assignment by the Company; Assignment by the Lender. Neither any Loan Document nor any of the rights, interests or obligations hereunder or thereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Lender. The Lender will not assign, by operation of law or otherwise, any Loan Document or any of its rights, interests or obligations hereunder or thereunder without the prior written consent of the Company, except to an Affiliate of the Lender.

(h)
Entire Agreement. The Loan Documents constitute the full and entire understanding and agreement between the parties relating to the subject matter hereof and thereof and supersede any previous written or verbal agreements between the parties with regard to the subject matter hereof and thereof.

(i)
Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) or email to the parties at the following addresses, telecopy numbers or emails (or at such other address, telecopy number or email for a party as shall be specified by like notice):

If to the Company, to:
Amyris, Inc.
5885 Hollis St., Ste. 100
Emeryville, CA 94608
Telecopy No.:
Email:
Attention: General Counsel

If to the Lender, to:
DSM Finance B.V.

Exhibit 10.10

Het Overloon 1
6411 TE Heerlen
the Netherlands
Telecopy No.:
Email:
Attention: General Counsel
with a copy (which shall not constitute notice) to:
Latham & Watkins, LLP
330 North Wabash Avenue, Suite 2800
Chicago, Illinois 60611
Telecopy No.:
Email:
Attention:

(j)
Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(k)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

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Exhibit 10.10

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.
COMPANY:
AMYRIS, INC.
By: /s/ John Melo
Name: John Melo
Title: President and Chief Executive Officer

LENDER:
DSM FINANCE B.V.
By:     /s/ Ger Hellenbrand
Name: Ger Hellenbrand
Title: Director

By:     /s/ Brune Singh_
Name: Brune Singh
Title: Director